UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 1, 2016
Date of Earliest Event Reported: May 26, 2016
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2501 North Harwood Street, Suite 2410
Dallas, Texas
(Address of principal executive offices)
75201
(Zip code)
(972) 479-5980
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.
Purchase and Sale Agreement
On May 26, 2016, Mid-Con Energy Partners LP (the “Partnership”), through its wholly-owned subsidiary, Mid-Con Energy Properties, LLC (“Mid-Con Energy Properties”), entered into a definitive purchase and sale agreement (the “Purchase Agreement”) to an undisclosed and unaffiliated buyer to sell oil and natural gas assets within Mid-Con Energy Properties’ Hugoton area for an aggregate purchase price of $18 million, subject to customary post-closing purchase price adjustments (collectively, the “Divestiture”). The effective date of the Divestiture is May 1, 2016 and it is expected to close on or before July 29, 2016.
The Purchase Agreement contain representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature and that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them.

Item 7.01	Regulation FD Disclosure.
On May 26, 2016, the Partnership issued a press release announcing the Divestiture. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
Exhibits
99.1 Press release dated May 26, 2016.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: June 1, 2016	By:	/s/ Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 26, 2016.